UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Calmare Therapeutics Incorporated
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October 21, 2016

Dear Stockholder:

You are cordially invited to attend an annual meeting of our stockholders on November 9, 2016, at 10 A.M, EST, at The Princeton Club, 15 West 43rd Street, New York, New York 10036. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.

Our Annual Report for the year ended December 31, 2015 on Form 10-K is available through our website at http://www.calmaretherapeutics.com under the heading “Investors.” Additionally, a form of proxy card and information on how to vote by mail, through the Internet, or by phone is included herein.

We sincerely hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you expect to be present at the meeting, please promptly vote as your vote is important. Instructions regarding the various methods of voting are contained on the proxy card, including voting by mail, through the Internet, or by phone. If you attend the annual meeting, you may revoke your proxy and vote your own shares.

I personally look forward to seeing you at the annual meeting and sharing with you the progress we have made during 2016 and our plans for 2017.

Sincerely,

Calmare Therapeutics Incorporated

/s/ Conrad Mir
Conrad Mir
President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2016

To the stockholders of Calmare Therapeutics Incorporated (“CTI” or the “Company”),

You are cordially invited to attend an annual meeting of our stockholders on November 9, 2016, at 10:00 A.M. EST, at the Princeton Club, 15 West 43rd Street, New York, New York 10036. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.

At the annual meeting you will be asked to vote on the following matters:

•	Proposal 1: To elect our Board to hold office until our 2017 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	Proposal 2: To ratify the appointment of Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	Proposal 3: To amend our Certificate of Incorporation to authorize a new series of preferred stock, designated as Series D Convertible Preferred Stock;

•	Proposal 4: To approve the adoption of the 2016 Stock Option Plan.

You will also be asked to consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board recommends that you vote at the annual meeting “FOR” Proposals 1, 2, 3 and 4. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board has fixed the close of business on October 7, 2016 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in Fairfield, Connecticut, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, dating, and returning your completed proxy card or vote by mail, over the Internet, or by phone by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Conrad Mir
President and Chief Executive Officer

October 21, 2016

TABLE OF CONTENTS

Page
General Synopsis	1
Questions and Answers	1
Who Can Help Answer Your Questions?	4
Proposal 1 – Election of Our Board	4
Information About Director Nominees	4
Corporate Governance	7
Beneficial Ownership of Shares	9
Director Compensation	11
Certain Relationships and Related Transactions	12
Report of the Compensation Committee	13
Report of the Audit Committee	13
Executive Officers and Executive Compensation	14
Proposal 2 – Ratification of the Appointment of Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann, P.C.	17
Proposal 3 – Authority to file an amendment to the Certificate of Incorporation to authorize a new series of Preferred Stock, designated Series D Convertible Preferred Stock	18
Proposal 4 – Approve the Adoption of the 2016 Stock Option Plan	19
Proposals of Stockholders	20
Other Matters	20
Appendices

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

THE ANNUAL MEETING OF STOCKHOLDERS

General

The enclosed proxy is solicited on behalf of the Board of Directors of Calmare Therapeutics Incorporated for use at our annual meeting of stockholders to be held at the Princeton Club, 15 West 43rd Street, New York, New York, 10036, on November 9, 2016 at 10:00 A.M. EST. Voting materials, including this proxy statement and the proxy card, are being delivered to all or our stockholders on or about October 21, 2016.

Questions and Answers

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	Proposal 1: To elect our Board to hold office until our 2017 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	Proposal 2: To ratify the appointment of Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	Proposal 3: To amend the Certificate of Incorporation to authorize a new series of preferred stock designated Series D Convertible Preferred Stock;

•	Proposal 4: To approve the adoption of the 2016 Stock Option Plan.

Stockholders will consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

How does the Board recommend that I vote on the proposals?

The Board recommends a vote “FOR” the election of each of the nominees identified below to our Board, “FOR” the proposal ratifying the appointment of Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann P.C., “FOR” the amendment to the Certification of Incorporation to authorize a new series of preferred stock, and “FOR” the adoption of the 2016 Stock Option Plan.

How do I vote?

You can vote either in person at the annual meeting or by proxy, by mail, by phone or over the Internet whether or not you attend the annual meeting. To obtain directions to attend the annual meeting, please call (203) 368-6044. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and we are sending a Notice directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting. If you choose to do so, you may vote at the annual meeting using the ballot provided at the meeting. Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting in person.

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Most of our stockholders hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name and the Notice is being forwarded to you. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the stockbroker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your stockbroker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the annual meeting in order to vote in person.

You can vote by proxy in three ways:

•	By mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;

•	By Internet – You can vote by Internet by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail; or

•	By phone – You can vote by phone by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail.

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate.

The Internet and phone voting system for stockholders of record will close at 11:59 p.m. EDT on November 8, 2016. Please refer to the proxy card for details on all methods of voting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters. For example, Proposal 2 - ratification of the appointment of Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann P.C. as our independent registered public accounting firm is commonly considered as a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 2. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 - the election of our Board, with respect to Proposal 3 - Approval of Amendment to Articles of Incorporation to Authorize a new Series of Preferred Stock, or with respect to Proposal 4 – Approval of the 2016 Stock Option Plan. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

The Company’s bylaws provide that the holders of a majority of the stock issued and outstanding and entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. On October 7, 2016, the Record Date for determining which stockholders are entitled to vote, there were 28,787,831 shares of our common stock outstanding, 2,427 shares of Series A preferred stock issued and outstanding, and 375 shares of Series C convertible preferred stock, issued and outstanding. Each share of common stock and Series A preferred stock entitles the holder to one vote on matters submitted to a vote of our stockholders. Each share of Series C preferred stock entitles the holder to 1,000 votes on matters submitted to a vote of our stockholders. A majority of our outstanding common shares as of the Record Date must be present at the annual meeting, in person or represented by proxy, in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by phone or by using the Internet.

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How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation of votes and certification of the vote; and

•	To facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card will be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our Inspector of Elections and reported in a Current Report on Form 8-K which we will file with the SEC within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Calmare Therapeutics Incorporated stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual and/or annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Calmare Therapeutics Incorporated

1375 Kings Highway, Suite 400

Fairfield, Connecticut 06824-5380

Tel: (203) 368-6044

What is the voting requirement to approve the proposals?

The proposals to approve an amendment to the Company’s Articles of Incorporation authorizing a new series of preferred stock and to adopt the 2016 Stock Option Plan will be approved if there is a quorum and the votes cast “FOR” the proposal represent a majority of the shares outstanding. The proposal to ratify the appointment of Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann P.C. as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceed those cast against the proposal.

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The nominees for election to our Board are elected by a plurality of all votes cast by holders of our Common Stock which are issued and outstanding and which are issuable upon conversion of shares of our Preferred Stock, present at the annual meeting, in person or represented by proxy, and entitled to vote on the election of directors. A nominee who receives a plurality means that he has received more votes than any other nominee for the same director’s seat. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to our shareholders with any of the proposals described above to be brought before the annual meeting of shareholders.

How can I obtain additional information about the Company?

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Calmare Therapeutics Incorporated, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC's regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

Who Can Help Answer Your Questions?

If you have any questions or need assistance in voting your shares, you may seek answers to your questions by writing, calling, or emailing us at:

Calmare Therapeutics Incorporated

Attention: Thomas P. Richtarich, CFO

1375 Kings Highway, Suite 400

Fairfield, Connecticut 06824-5380

Tel: (203) 368-6044

Email: cti@calmaretherapeutics.com

PROPOSAL 1: TO ELECT OUR BOARD TO HOLD OFFICE UNTIL OUR 2017 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

INFORMATION ABOUT DIRECTOR NOMINEES

At the annual meeting, six directors are to be elected. Each director is to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Set forth below are descriptions of the backgrounds of the director nominees of the Company, their principal occupations for the past five years, and the specific experience, qualifications and other attributes and skills that led the Board to determine that such persons should be re-elected to serve on the Board.

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Peter Brennan, CFA, 61, has been a director of the company since June 2011. Mr. Brennan is a New York based investor who has worked over 30 years in the investment management business as an analyst and portfolio manager. In 2004 he founded Damel Investors LLC, a private partnership which invests in small technology companies. Mr. Brennan received his MBA from the University of Chicago in 1979 and his BA from Haverford College in 1977. He is a member and past Chairman of the Corporate Governance Committee of the New York Society of Security Analysts and received the 2001 Volunteer of the Year award from the NYSSA. Mr. Brennan was a member of the US Advocacy Committee of the CFA Institute and was a founding member of the Capital Markets Policy Council of the CFA Institute for Market Integrity, the global advocacy committee of the CFA Institute.

We believe Mr. Brennan’s qualifications to serve on our Board of Directors include expertise in working with small medical device companies as well as his experience in the investment community and as an investor in the pharmaceutical, medical device and health care industries.

VADM Robert T. Conway, Jr., USN, Ret., 66, has been a director of the company since October 2015. The Admiral is the President of R.T. Conway & Associates, Inc. In this position, he provides strategic advice to senior business executives on, Change Management, Facilities and Infrastructure Management, Renewable Energy, Information Technology, Alternative Energy Solutions, Maritime Operations, Navy and DOD Programs. Previously, the Admiral served in the United States Navy from 1972 until his retirement in 2009 in various leadership positions aboard USS Vesole (DD 878), USS Towers (DDG 9), USS Bainbridge (CGN 25), and USS Gridley (CG 21). The Admiral commanded USS John Young (DD 973) and also commanded Destroyer Squadron 7 in San Diego; Naval Surface Group Middle Pacific in Hawaii; and Plank Owner of the Navy’s first Expeditionary Strike Group: Expeditionary Strike Group One: The Peleliu Strike Group.

Ashore, the Admiral served on the Joint Chiefs of Staff in Washington, D.C., Bureau of Naval Personnel in Washington, D.C and later in Millington, Tennessee, Operational Test and Evaluation Force Pacific I San Diego, Ca., ; Officer Candidate School in Newport, RI; and Naval Facility Cape Hatteras, NC. The Admiral commanded Navy Region Pearl Harbor in Hawaii and Task Force Warrior in Norfolk, VA. In the Admiral’s final assignment, the Admiral served as Commander, Navy Installations Command, Washington, D.C. The Admiral graduated from St. Francis University, Loretto, Pa., received his master’s degree from Providence University in Providence, RI, and is also a graduate of the Industrial College of the Armed Forces at the National Defense University in Washington, D.C.

We believe the Admiral’s qualifications to serve on our Board of Directors include his expertise and years of experience in high growth business development.

Rustin R. Howard, 59, has been a director of the company since October 2007. Mr. Howard is the chairman of the Board of Directors of Deep Gulf, Inc., which builds energy transportation systems and associated facilities to serve niche economies. Mr. Howard also serves on the Board of Directors of Silver Bullet Technology, Inc. Silver Bullet, builds and sells software for the banking and payment processing industry. In 1990, he founded and served as Chief Executive Officer and Chairman of the Board of Directors of Phyton, Inc., the world leader in the use of proprietary plant cell fermentation technology, that is used for production of paclitaxel, the active ingredient of Bristol-Myers Squibb's (NYSE:BMY) multi-billion dollar anticancer drug, Taxol®. Phyton was sold to DFB Pharmaceuticals, Inc. in 2003. Previously, Mr. Howard served as President and Chief Executive Officer of BioWorks Inc., a biotechnology company he founded to develop, produce, and sell products that replace chemical pesticides. Mr. Howard earned his MBA from Cornell University's Johnson Graduate School of Management, where he focused his studies on entrepreneurship, and managing innovation and technology.

We believe Mr. Howard’s qualifications to serve on our Board of Directors include his expertise in biotechnology and product development as well as his experience in technology and high-growth business development.

Conrad Mir, age 48, has been a director, President and Chief Executive Officer of the Company since October 2013. He has over twenty years of investment banking, financial structuring, and corporate reengineering experience. He has served in various executive management roles and on the Board of Directors of several companies in the biotechnology industry. From December 2012 until September 2013, Mr. Mir served as the Chief Financial Officer of Pressure BioSciences, Inc., (OTCQB: PBIO), a sample preparation company advancing its proprietary pressure cycling technology. From June 2011 until October 2012, Mr. Mir was Chairman and Chief Executive Officer of Genetic Immunity, Inc., a plasmid, DNA company in the HIV space. From November 2008 until May 2011, Mr. Mir served as executive director of Advaxis, Inc., (OTCQB: ADXS), a vaccine biotechnology company. Over the last ten years, he was responsible for raising more than $40 million in growth capital and broadening corporate reach to new investors and current shareholders.

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Mr. Mir has worked for several investment banks including Sanford C. Bernstein, First Liberty Investment Group, and Nomura Securities International. He holds a BS/BA in Economics and English with special concentrations in Mathematics and Physics from New York University.

We believe Mr. Mir’s qualifications to serve on our Board of Directors include his proven track record in executive management in biotechnology and medical device companies, capital raising, financial instrument structuring and corporate reengineering.

Carl D. O’Connell, 53, has been a director of the Company since January 2013, having served as its President and Chief Executive Officer from November 2012 to September 2013. Mr. O’Connell has 30 years of experience in the healthcare field and 20 years as a leader in the medical device arena. Prior to joining the Company, Mr. O’Connell held executive positions for top global medical device and Fortune 500 companies. He recently served as President and Chief Executive Officer for the US Healthcare Division MedSurg for ITOCHU, a Japanese conglomerate, Vice President of Global Marketing for Stryker Spine, and President of Carl Zeiss Surgical, the market leader in optical digital solutions for Neurosurgery, Spine, Ophthalmology, ENT and Dentistry.

We believe Mr. O’Connell’s qualifications to serve on our Board of Directors include his proven track record in commercializing medical technologies as well as building effective and profitable sales and distribution organizations.

LCDR Steven Roehrich, USN, Ret., 66 has been a director of the company since October 2015. Mr. Roehrich is Founder and Chief Executive Officer of Ready Room, a group of Navy Admirals that own and operate light manufacturing companies. He currently serves as an advisor to top leaders at Fortune 500 companies, middle market firms, and federal government departments where he helps them to adapt to changing global market conditions, capitalize on new technologies, and improve growth and operating performance. Mr. Roehrich worked at Johnson and Johnson (JNJ) as a corporate Vice President for Business Improvement, reporting to JNJ’s executive committee. He subsequently was Revlon Corporation’s Senior Vice President for Business Improvement and a member of its Executive Committee.

Mr. Roehrich’s former board memberships include NCR Corporation’s $2 billion Teradata CIO Informatics Group, Northwestern University Kellogg Graduate School of Business Advisory Council, University of Pennsylvania’s Wharton Business School’s Industrial Council, and multiple early stage bio-med and technology firms.

Prior to the private sector, the Commander was a 21 year career United States Aviator (4300 flight hours), a Vietnam and Gulf War veteran, aerial combat instructor and Mission Commander holding leadership roles in Navy squadrons and air-wings.

Mr. Roehrich holds a MS in Financial Management from the US Naval Postgraduate School in Monterey, CA, a BA from Concordia College in Moorhead, MN, and Advanced Management education from the Wharton School – University of Pennsylvania in Philadelphia, and completed US Naval Aviation Flight Training in Pensacola, FL.

We believe Mr. Roehrich’s qualifications to serve on our Board of Directors include his expertise in executive management in biotechnology companies and high-growth business development.

Stanley K. Yarbro, Ph.D., 66, has been a director of the Company since March 2012. Dr. Yarbro has extensive experience in market development of high technology solutions to a worldwide customer base. He retired as Executive Vice President, Worldwide Field Operations, for Varian Semiconductor Equipment Associates, a position he had held since 2004. Prior to Varian, Dr. Yarbro served in various executive capacities at KLA-Tencor Corporation in the semi-conductor industry. He currently serves as a director on the board of Carbon Design Innovations and has previously served as a director on the boards of FSI International, Electrogas, Inc. and Molecular Imaging where he worked closely with the organizations to develop and improve sales, product and marketing strategies.

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Dr. Yarbro holds a Ph.D. in Analytical Chemistry from Georgia Institute of Technology and a B.S.in Chemistry from Wake Forest University.

We believe Dr. Yarbro’s qualifications to serve on our Board of Directors include his expertise in market development of high technology products and his years of experience as a senior executive and director of various technological and pharmaceutical corporations.

Vote Required

The affirmative vote of a majority of the shares our voting stock represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors. Unless otherwise specified, proxies will be voted in favor of the seven nominees described above.

Recommendation

Our Board of Directors recommends that shareholders vote FOR the election of each of the individuals named above.

CORPORATE GOVERNANCE

CTI's Corporate Governance Principles, Corporate Code of Conduct, the Committee Charters for the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors, the unofficial restated Certificate of Incorporation and the By-Laws are all available on our website at www.calmaretherapeutics.com/investors/governance.html.

Board Meetings and Committees

The Board has three committees, with current membership as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Stanley Yarbro, Chairman	Carl O’Connell, Chairman	Rustin Howard, Chairman

Rustin Howard	Stanley Yarbro	Carl O’Connell

Steven Roehrich	Rustin Howard	Stanley Yarbro

During the fiscal year ended December 31, 2015, the board of directors met twice.

The Audit Committee held three meetings during the fiscal year ended December 31, 2015. The Compensation Committee held one meeting in conjunction with Board Meetings in 2015. The Nominating and Corporate Governance committee each held one meeting during fiscal year ended December 31, 2015. In 2015, all directors attended at least 75% of all meetings of the Board of Directors, and the committees on which they served after becoming a member of the Board or Committee. We expect all directors to attend the next Annual Meeting barring unforeseen circumstances or irresolvable conflicts.

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Audit Committee

The function of the Audit Committee is to assist the Board in fulfilling its responsibility to the shareholders relating to our corporate accounting matters, financial reporting practices, and the quality and integrity of our financial reports. The Audit Committee’s purpose is to assist the Board with overseeing:

•	the reliability and integrity of our financial statements, accounting policies, internal controls and disclosure practices;
•	our compliance with legal and regulatory requirements, including our disclosure controls and procedures;
•	our independent auditor’s qualifications, engagement, compensation, and independence;
•	the performance of our independent auditor; and
•	the production of an annual report of the Audit Committee for inclusion in our annual proxy statement.

The Audit Committee is to be comprised of not less than three independent directors. The Board has determined that each member of the Audit Committee is an independent director in accordance with applicable legal or regulatory requirements. It has also determined that each member is financially literate. Its members have identified Mr. Howard as an audit committee financial expert, as so defined by the US Securities and Exchange Commission (the “SEC”).

Compensation Committee

The purpose of the Compensation Committee is to:

•	review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation;
•	review and approve the compensation of our other officers based on recommendations from the CEO;
•	review, approve and make recommendations to the Board with respect to incentive compensation plans or programs, or other equity-based plans or programs, including but not limited to our Annual Incentive Plan, and our 401(k) Plan; and
•	produce an annual report of the Compensation Committee on executive compensation for inclusion in our annual proxy statement.

The Compensation Committee is to be comprised of not less than three of our independent directors. The Board has determined that each member of the Compensation Committee is an independent director in accordance with applicable legal or regulatory requirements.

Nominating and Corporate Governance Committee

The purpose of the Nominating Committee is to:

•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;
•	recommend to the Board, candidates for all directorships to be filled by the Board or our shareholders;
•	recommend to the Board, and in consultation with the chairman, which member(s) can and may be appointed to committees of the Board and the chairpersons thereof, including filling any vacancies;
•	develop and recommend to the Board a set of corporate governance principles applicable to us;
•	oversee, evaluate and monitor the Board and its individual members, and our corporate governance principles and procedures; and
•	fulfill such other duties and responsibilities as may be set forth in its charter or assigned by the Board from time to time.

The Nominating Committee is to be comprised of not less than three independent directors. The Board has determined that each member of the Nominating Committee is an independent director in accordance with applicable legal or regulatory requirements.

The Nominating Committee will consider nominees recommended by shareholders but have not designated any special procedures shareholders need to follow to submit those recommendations. The Nominating Committee has not designated any such procedures because as discussed below under the heading “Shareholder Communications to the Board,” shareholders are free to send written communications directly to the Board, committees of the Board, and/or individual directors, at our corporate address in care of our Secretary.

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Shareholder Communications to the Board

Shareholders may send communications in writing to the Board, committees of the Board, and/or to individual directors, at our corporate address in care of our Secretary. Written communications addressed to the Board are reviewed by the Chairman of the Board for appropriate handling. Written communications addressed to an individual Board member are forwarded to that person directly.

BENEFICIAL OWNERSHIP OF SHARES

The following information indicates the beneficial ownership of our stock by each director nominee, and by each person known to us to be the beneficial owner of more than 5% of our outstanding stock. The indicated owners, which have sole voting and investment power, have furnished such information to us as of October 7, 2016, except as otherwise indicated in the footnotes.

Names of Beneficial Owners (and address, if ownership is more than 5%)	Amount Beneficially Owned(1)		Percent (%)(2)
Director nominees
Peter Brennan	3,797,.096	(3)(4)	12.2
Robert T. Conway, Jr.	179,500	(3)(5)	*
Rustin Howard	128,676	(3)(6)	*
Conrad Mir	1,061,943	(3)(7)	3.6
Carl O’Connell	18,125	(3)(8)	*
Steven Roehrich	12,500	(3)(9)	*
Stan Yarbro	285,790	(3)(10)	1.0

Officers
Dr. Stephen J. D’Amato	120,000	(3)(11)	*
Dr. Christine Chansky	60,000	(3)(12)	*
Thomas P. Richtarich	60,000	(3)(13)	*

Director nominees and officers total:	5,723,820		17.5

Five percent beneficial owners
Joseph M Finley (14)
Suite 2300, 150 South Fifth St., Minneapolis, MN 55402	3,408,700		11.6

Bard Associates, Inc. (15) 135 South LaSalle Street, Suite 3700 Chicago, IL 60603	3,750,025		12.5

William Austin Lewis IV (16)
500 5th Avenue, Suite 2240, New York, NY 10110	10,969,459		28.4

HK Opportunity Group, LLC (17)
1225 Johnson Ferry Rd., Suite 160, Marietta, GA 30068	7,058,824		19.7

Joseph J. Prischak (18)
2425 W. 23rd St., Erie, PA 16506	6,565,412		18.6

* Less than 1%

(1) Designated person or group has sole voting and investment power.

(2) Pursuant to SEC Rule 13d-3, amounts shown include common shares that may be acquired by a person within 60 days of October 7, 2016. Therefore, the column titled “Percent (%)” has been computed based on (a) 28,787,831 common shares actually outstanding as of October 7, 2016; and (b) solely with respect to the person whose Rule 13d-3 Percentage Ownership of common shares is being computed, common shares that may be acquired within 60 days of October 7, 2016 upon exercise of options, warrants and/or convertible debt held only by such person.

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(3) Persons listed below have the right to acquire the listed number of shares upon exercise of stock options:

Name	Right to Acquire
Peter Brennan	50,000
Robert T. Conway, Jr.	10,000
Rustin Howard	90,000
Conrad Mir	800,000
Carl O’Connell	22,500
Steven Roehrich	10,000
Stan Yarbro	50,000
Directors nominees total	1,032,500

Dr. Stephen J. D’Amato	120,000
Dr. Christine Chansky	60,000
Thomas P. Richtarich	60,000
Officers total (excluding Conrad Mir shown above)	240,000

(4) Peter Brennan is the beneficial owner of Damel Diversified LP, Damel Partners LP, and Lisl Brennan Family Trust 2005. Peter Brennan beneficially owns 1,417,115 shares (including the 50,000 stock options referenced in footnote 3 above) and has the right to acquire an additional 2,379,981 shares upon conversion of $2,498,980 of convertible debt.

(5) Robert T. Conway, Jr. beneficially owns 12,500 shares (including the 10,000 stock options referenced in footnote 3 above) and has the right to acquire an additional 167,000 shares upon exercise of warrants.

(6) Rustin Howard beneficially owns 38,676 shares and has the right to acquire 90,000 shares upon exercise of stock options referenced in footnote 3 above.

(7) Conrad Mir beneficially owns 261,943 shares and has the right to acquire 800,000 shares upon exercise of stock options referenced in footnote 2 above.

(8) Carl O’Connell beneficially owns 5,625 shares and has the right to acquire 22,500 shares upon exercise of stock options referenced in footnote 3 above.

(9) Steven Roehrich beneficially owns 12,500 shares (including the 10,000 stock options referenced in footnote 3 above).

(10) Stan Yarbro beneficially owns 190,742 shares (including the 50,000 stock options referenced in footnote 3 above) and has the right to acquire an additional 95,238 shares upon conversion of $100,000 of convertible debt.

(11) Dr. Stephen J. D’Amato beneficially owns 120,000 shares (including the 120,000 stock options referenced in footnote 3 above).

(12) Dr. Christine Chansky beneficially owns 60,000 shares (including the 60,000 stock options referenced in footnote 3 above).

(13) Thomas P. Richtarich beneficially owns 60,000 shares (including the 60,000 stock options referenced in footnote 3 above).

(14)Joseph Finley beneficially owns 2,875,160 shares and has the right to acquire an additional 185,714 shares upon the exercise of stock warrants and 347,826 shares upon conversion of $80,000 of convertible debt.

(15) Information is based on a Schedule 13G filed with the SEC on February 1, 2016. Bard Associates beneficially own 2,500,025 shares and has the right to acquire an additional 1,250,000 shares upon the exercise of stock warrants.

(16) William Austin Lewis IV beneficially owns 1,067,500 shares and has the right to acquire 8,058,823 shares upon conversion of $1,752,941 of convertible debt and 1,843,136 shares upon the exercise of stock warrants.

(17) HK Opportunity Group, LLC has the right to acquire 3,529,412 shares upon conversion of $705,882 of convertible debt and 3,529,412 shares upon the exercise of stock warrants.

(18) Joseph J. Prischak beneficially owns 36,000 shares and has the right to acquire 3,529,412 shares upon conversion of $705,882 of convertible debt and 3,000,000 shares upon the exercise of stock warrants.

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On October 7, 2016, the stock transfer records maintained by us with respect to our Preferred Stock showed that the largest holder of Preferred Stock owned 500 shares; the largest owner of Class C Convertible Preferred Stock owned 375 shares. No directors own Preferred Stock.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than five percent of the Common Stock to file reports of ownership and changes in ownership with the SEC as per that appropriate SEC regulation(s) that require reporting persons to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports received or written representations from certain reporting persons, we do not believe all reporting persons complied with all applicable reporting requirements.

DIRECTOR COMPENSATION

Each of our non-employee directors is paid an annual cash retainer of $10,000, paid quarterly in arrears, for their services to the Company. In addition, directors are issued shares of common stock pursuant to our 1996 Directors Stock Participation Plan, as amended, and are granted stock options to purchase common stock pursuant to our 2000 Directors Stock Option Plan, both as described below. In addition, the Chairman of the Board, if a non-employee, is paid fees for the additional responsibilities and time commitments required of him. These fees are equal to an additional $5,000 cash retainer, in addition to the amount noted above and an additional $500 for each Board meeting attended.

Each non-employee director is also paid $1,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for out-of-pocket expenses incurred to attend Board and committee meetings.

On the first business day of January, each non-employee director who had been elected by the stockholders and had served at least one full year as a director was issued a number of shares of common stock equal to the lesser of $15,000 divided by the per share fair market value of such stock on the issuance date, or 2,500 shares. If a non-employee director were to leave the Board after serving at least one full year, but prior to the January issuance date, we will issue shares of common stock to the director on a pro-rata basis up to the termination date.

Non-employee directors were granted 10,000 fully vested, non-qualified stock options to purchase our common stock on the date the individual was first elected as a director, whether by the stockholders or by the Board, and were granted 10,000 options on the first business day of January thereafter, provided the individual was still a director. The stock options granted were at an exercise price not less than 100% of the fair market value of the common stock at the grant date and had a term of five (5) years from date of grant; options granted under earlier, now expired plans had ten year terms. If an individual’s directorship terminated because of death or permanent disability, the stock options may be exercised within one year after termination. If the termination was for any other reason, the stock options may be exercised within 180 days after termination. However, the Board had the discretion to amend previously granted stock options to provide that such stock options may continue to be exercisable for specified additional periods following termination. In no event may a stock option be exercised after the expiration of its term.

The following table summarizes the total compensation awarded to, earned by or paid by us for services rendered during fiscal year ended December 31, 2015, to the non-employee Board of Director members:

Name	Fees Earned or Paid in Cash(1)	Option Awards (2)	Other Equity Compensation (3)	Total
Peter Brennan(4)	$18,000	$1,427	$475	$19,902
Robert T. Conway, Jr.	$3,500	$1,427	$475	$5,402
Rustin Howard	$15,000	$1,427	$475	$16,902
Carl O’Connell	$12,000	$1,427	$475	$13,902
Steven Roehrich	$10,000	$1,427	$475	$11,902
Stan Yarbro, Ph.D.	$21,400	$1,427	$475	$23,302

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(1) In 2015, Mr. Roehrich received $10,000 in cash. No other cash payments were made to Directors for fees during 2015.

(2) Each director serving on January 2, 2016 received a stock option for 10,000 shares of common stock for services rendered during 2015 in August 2016 at $0.1427 per share under the 2016 Stock Option Plan approved by the Board of Directors in August 2016. We estimated the fair value of stock awards at $0.1427 per share using the Black-Scholes option valuation model with expected life of 5 years, risk free interest rate of 0.57%, volatility of 124.78% and dividend yield of 0.

(3) Each director serving on January 2, 2016 received 2,500 shares of common stock for services rendered during 2015. The fair market value of the stock was $0.19 per share.

(4) Mr. Brennan served as Chairman since May of 2012.

Outstanding Equity Awards at October 7, 2016 to Non-Employee Directors

Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
Peter Brennan	10,000	(3)	$0.170	1/2/21
	10,000	(2)	$0.170	1/2/20
	10,000	(2)	$0.320	1/2/19
	10,000	(2)	$0.501	1/1/18
	10,000	(2)	$1.260	1/2/17
Robert T. Conway, Jr.	10,000	(3)	$0.170	1/2/21
Rustin Howard	10,000	(3)	$0.170	1/2/21
	10,000	(2)	$0.170	1/2/20
	10,000	(2)	$0.320	1/2/19
	10,000	(2)	$0.501	1/1/18
	10,000	(2)	$1.260	1/2/17
	10,000	(1)	$2.290	10/5/17
	10,000	(1)	$1.510	1/2/18
	10,000	(1)	$1.005	1/2/19
	10,000	(1)	$1.870	1/4/20
Carl O’Connell	10,000	(3)	$0.170	1/2/21
	10,000	(2)	$0.170	1/2/20
	2,500	(2)	$0.320	1/2/19
Steven Roehrich	10,000	(3)	$0.170	1/2/21
Stan Yarbro	10,000	(3)	$0.170	1/2/21
	10,000	(2)	$0.170	1/2/20
	10,000	(2)	$0.320	1/2/19
	10,000	(2)	$0.501	1/1/18
	10,000	(2)	$1.130	2/28/17

(1) These stock options were granted pursuant to our 2000 Directors Stock Option Plan. The shares were vested immediately on issuance.

(2) These stock options were granted pursuant to our 2011 Employees’ Directors’ and Consultants’ Stock Option Plan. The shares were vested immediately on issuance.

(3) These stock options were granted pursuant to our 2016 Stock Option Plan. The shares were vested immediately on issuance.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

Our Board of Directors determined that when a director’s services are outside the normal duties of a director, we compensate the director at the rate of $1,000 per day, plus expenses, which is the same amount we pay a director for attending a one-day Board meeting. We classify these amounts as consulting expenses, included in personnel and other direct expenses relating to revenues.

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On October 15, 2015, the Company entered into a consulting agreement with VADM Robert T. Conway, Jr., USN, Ret. (the “Admiral”), a member of the Company’s Board of Directors. The agreement is for one year and includes compensation of a monthly retainer fee of $7,500 and a five year warrant to purchase 167,000 shares of common stock of the Company, fully vested on the date of issuance, at a strike price of $.60 per share with an aggregate estimate fair value of $33,734. As a result of this agreement, the Board of Directors has determined that the Admiral is no longer an independent director of the Company.

Four of CTI’s Board Directors - Howard, O’Connell, Roehrich, and Yarbro - are considered to be independent directors.

REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee (the “Committee”) shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively the “Acts”), except to the extent that CTI specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CTI's compensation program consists of base salary, bonus, stock options, other incentive awards and other benefits, which the Committee generally reviews annually. The Committee's overall philosophy is to align compensation with our business strategy and to support achievement of our long-term goals. In order to attract and retain competent executives, we believe it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience.

We have reviewed and discussed with management certain Executive Compensation and Compensation Discussion and Analysis provisions to be included in the Company’s Annual Report on Form 10-K, filed pursuant to the Exchange Act, as amended (the “Annual Report”). Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Executive Compensation and Compensation Discussion and Analysis provisions referred to above be included in the Company's Annual Report.

Submitted by the Compensation Committee of the Board of Directors

Carl O’Connell (Chairman)

Stan Yarbro

Steven Roehrich

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2015 as well as our Annual Report on Form 10-K, prior to those reports being filed. The Audit Committee has reviewed and discussed with management our Quarterly Reports on Form 10-Q for the year ended December 31, 2015, before those reports were filed.

The Audit Committee discussed with our independent registered accountants, Mayer Hoffman McCann, CPA’s, the New York Practice of Mayer Hoffman McCann P.C., (“MHM”), the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee received the written disclosures from MHM required by the applicable requirements of the PCAOB concerning independence. The Audit Committee discussed with MHM their independence from management and from CTI.

The Audit Committee discussed with MHM the overall scope, plans and budget for its audit. In addition, the Audit Committee meets with MHM regularly, with or without management present, to discuss the results of MHM’s examination, evaluation of CTI's internal controls, and the overall quality of CTI’s financial reporting.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the years ended December 31, 2015 and 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee:

Stan Yarbro (Chairman)

Rustin Howard

Steve Roehrich

EXECUTIVE OFFICERS

Listed below are the Company’s Executive Officers and their respective backgrounds.

Conrad Mir, 48, has been a director, President and Chief Executive Officer of the Company since October 2013. He has over twenty years of investment banking, financial structuring, and corporate reengineering experience. He has served in various executive management roles and on the Board of Directors of several companies in the biotechnology industry. From December 2012 until September 2013, Mr. Mir served as the Chief Financial Officer of Pressure BioSciences, Inc., (OTCQB: PBIO), a sample preparation company advancing its proprietary pressure cycling technology. From June 2011 until October 2012, Mr. Mir was Chairman and Chief Executive Officer of Genetic Immunity, Inc., a plasmid, DNA company in the HIV space. From November 2008 until May 2011, Mr. Mir served as Executive Director of Advaxis, Inc., (OTCQB: ADXS), a vaccine biotechnology company. Over the last ten years, he was responsible for raising more than $40 million in growth capital and broadening corporate reach to new investors and current shareholders. Mr. Mir has worked for several investment banks including Sanford C. Bernstein, First Liberty Investment Group, and Nomura Securities International. He holds a BS/BA in Economics and English with special concentrations in Mathematics and Physics from New York University.

Thomas P. Richtarich, 64, Chief Financial Officer, joined the Company in January 2016. Mr. Richtarich has held roles in corporate financial management for public and privately held companies for over twenty years. Prior to joining CTI, Mr. Richtarich has run his own consulting firm, serving as the Chief Financial Officer for his clients and providing assistance to clients in the areas of financial management, strategic planning, capital fund raising, compensation/benefits, talent management and marketing. During 2014 through 2015, Mr. Richtarich served as Director of Finance, Human Resources, and Administration and Chief Financial Officer of ReadMe Systems, Inc., a privately held company, where his efforts led to a revitalization of the company through capital raises and employee recruitment. From 2009 through 2013, Mr. Richtarich served as Director – Human Resources and Administration and Corporate Secretary of TranSwitch Corporation, a public company. During this tenure, Mr. Richtarich managed strategic restructuring, compliance with SEC requirements, benefits programs, and talent acquisition. Mr. Richtarich began his professional career with Southern New England Telephone in various positions in strategic planning, marketing and sales each providing him with progressively increasing management and leadership responsibilities. Mr. Richtarich received his Bachelor of Arts in Political Science from Fairfield University and his Master’s in Business Administration from the University of Connecticut Graduate School of Business.

Christine Chansky, MD, JD, FCLM, 48, Chief Regulatory Officer, joined the Company in January 2016. Dr. Chansky has been a licensed, practicing physician and attorney for over 20 years. She has a comprehensive background in global regulatory affairs and regulatory law with a proven track of applying expertise in R&D, pharmacovigilance, regulatory, compliance, clinical development and global medical affairs. Her multiple therapeutic expertise in immunotherapy, oncology, infectious disease and hematology, has allowed her to leverage her extensive relationships with the U.S. Food and Drug Administration and resulted in the successful submissions of over fifteen investigational new drug applications (IND's), new drug applications (NDA's), and biologics license applications (BLA's). Prior to her new position with CTI, she served as Chief Regulatory Counsel and Chief Clinical Officer for BioTest Pharmaceuticals where she was responsible for the development and review of all regulatory strategies, submissions and compliance, clinical development plans, trial design, launch campaigns and educational materials. Contemporaneously, she was the Medical Director of her private medical practice, Emergency Medical Care N.Y. & STAT Medical Associates in New York City. Prior, she held senior executive regulatory positions in such notable companies as Aventis, Johnson & Johnson, Glaxo Wellcome and Roche Holdings A.G. Dr. Chansky is a licensed medical doctor in New York and a licensed attorney in New Jersey. She was an adjunct assistant professor of global regulatory affairs at Temple University, and is Board Certified as a Fellow of the American College of Legal Medicine. She received her bachelor’s degree, magma cum laude, from Georgetown University, and her medical degree from Georgetown University. Dr. Chansky received her law degree from Seton Hall University.

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Stephen J. D’Amato, MD, FACEP, 68, Chief Medical Officer, joined the Company in September 2015. Dr. D’Amato has been practicing medicine in Rhode Island for 35 years. Over the past six years, he has been the foremost Calmare® Pain Therapy Device practitioner with over 1000 patients treated in his medical practice. His efforts with Calmare have established new innovative ways of treating many different chronic pain diagnoses including Chemotherapy-induced Peripheral Neuropathy (CIPN), Complex Regional Pain Syndrome (CRPS), Failed Back Surgery Syndrome (FBSS) and Phantom Limb Pain Syndrome. Dr. D’Amato will oversee all medical treatment issues and research topics regarding Calmare, globally. Prior to Calmare, he was the medical director and staff physician at North Providence Medical Services in North Providence, Rhode Island. During that time, he was a Clinical Assistant Professor of Emergency Medicine at the Boston University School of Medicine, Roger Williams Medical Center Campus in Providence, RI. He has been a member of the medical staff of St. Joseph Hospital’s Fatima Unit and Medical Director of Mineral Spring Primary Care Associates, both in North Providence, RI. Dr. D’Amato received his medical degree from the University of Padua – Italy in 1976. He is a licensed medical doctor in Rhode Island, Massachusetts and Florida. He attained Fellow status after his first board certification process in Emergency Medicine, and was granted “lifelong status” after his third certification as a Fellow of the American College of Emergency Physicians (FACEP). He is also a managing partner of CALMARx Pain Relief, LLC, in West Warwick, RI.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have a standing Compensation Committee on our Board. Our President, or in the absence of a President, our Chief Executive Officer, makes recommendations to the committee as to employee benefit programs and officer and employee compensation. The Company’s compensation program consists of base salary, bonus, stock options, other incentive awards and other benefits, which the Committee generally reviews annually. The Committee's overall philosophy is to align compensation with our business strategy and to support achievement of our long-term goals. In order to attract and retain competent executives, we believe it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid to executives with comparable qualifications and experience. The Committee annually reviews all compensation plans to assure effectiveness and fiduciary responsibility.

Annual Base Salary. The Company provides officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for officers are determined for each executive based on his or her position and responsibility using a) market data, b) an internal review of the executive’s compensation, both individually and relative to other executive officers, and c) the individual performance of the executive.

Incentive Stock Options. In August 2016, the Board approved the 2016 Stock Option Plan. This Plan gives the Board the capability to promote high performance and achievement of corporate goals by all employees, encourage the growth of shareholder value, and allow all employees to participate in the long-term growth and profitability of the Company.

Annual Cash Bonus. In addition to the competitive annual base salary, we intend to reward executive officers each year for the achievement of specific goals, which may be financial, operational or technological. We consider objectively measurable goals, such as obtaining new investment capital, negotiating valuable contracts and achieving research and regulatory milestones, and more subjective goals, such as quality of management performance and consistency of effort. CTI's objectives include operating, strategic and financial goals the board considers critical to CTI’s overall goal of building shareholder value. Our recommendations for cash bonuses also take into account CTI’s liquidity and capital resources in any given year.

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In August 2015, the Compensation Committee of the Board of Directors reviewed the performance of the Chief Executive Officer over the previous 12 months. Based on this performance, the Committee recommended that the Board award the Chief Executive Officer 40% of the allowable bonus, which amounted to $53,000. The Committee also recommended that the Board extend the contract of the Chief Executive Officer until September 30, 2016. Both recommendations were approved by the Board.

Benefits. The Company provides executive officers with retirement and other personal benefits. These include medical, dental, vision, life, AD&D, short-term disability and long-term disability insurance, as well as a Company sponsored 401(k) plan. The Committee believes that these benefits are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for all positions. Officers are eligible to receive the same health and welfare benefits that are generally available to other employees and they contribute to their benefit premium on the same terms as other employees under the same plan and level of coverage.

Assessment of Risk. In the design of executive compensation plans, the Committee considers the desired behavior the Committee wants to incent and how that behavior relates to increasing shareholder value. The Committee does not feel that there are any compensation-related risks that are reasonably likely to have a material effect on the Company.

The annual base salaries and annual cash bonus targets for our current executive officers are shown in the table below.

Executive Officer	Annual Base Salary	Cash Bonus Target

Conrad F. Mir	$270,000	100%
Thomas P. Richtarich	150,000	40%
Christine Chansky	185,000	40%
Stephen J. D’Amato	180,000	40%

The following table summarizes the total compensation awarded to, earned by or paid by us for services rendered by the 4 highest paid ($100,000 or more) employees that served during the years ended December 31, 2015, December 31, 2014, and December 31, 2013.

Name and Principal Position	Year ended	Salary	Bonus	Option Awards (5)		All Other Compensation	Total

Conrad F. Mir (1)	12/31/2015	$270,747	$53,000	$			$323,747
Director, President and	12/31/2014	$270,000		$			$270,000
Chief Executive Officer	12/31/2013	$70,212			$63,201		$133,413

Ian Rhodes (2)	12/31/2015	$146,689		$			$146,689
Former Executive Vice President	12/31/2014	$83,077			$99,600		$182,677
and Chief Financial Officer

Carl D. O’Connell (3) Director, former President and Chief Executive Officer	12/31/2013	$225,000			$334,000		$569,000

Laurie Murphy (4) Former Accounting Manager	12/31/2013	$100,400					$100,400

(1)	Mr. Mir joined the Company in September 2013.
(2)	Mr. Rhodes joined the Company in May 2014 and resigned as Chief Financial Officer in January 2016.
(3)	Mr. O’Connell joined the Company in November 2012 and resigned as President and Chief Executive Officer in September 2013, but continued to serve on the Board.
(4)	Ms. Murphy left the Company in January 2014.
(5)	The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of these options can be found in Note 14 to our financial statements included in our 2015 Form 10-K.

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Grants of Plan-Based Awards

During the quarter ended March 31, 2013, the Company granted 1,000,000 options to Carl O’Connell. As approved by the Board of Directors, these options granted were expected to vest over a four (4) year period, with 200,000 options vesting upon issuance. Upon his resignation on September 26, 2013, the 800,000 unvested options were forfeited. Additionally, the 200,000 vested options all expired 90 days from his resignation, per the Option Agreement.

During the quarter ended December 31, 2013, the Company granted 1,000,000 options to Conrad Mir. As approved by the Board of Directors, these options vest over a four (4) year period, with 200,000 options vested upon issuance.

During the quarter ended June 30, 2014, the Company granted 300,000 options to Ian Rhodes. As approved by the Board of Directors, these options granted were expected to vest over a four (4) year period, with 60,000 options vested upon issuance. Upon his resignation on January 8, 2016, the 180,000 unvested options were forfeited. Additionally, the 120,000 vested options all expired 90 days from his resignation, per the Option Agreement.

Outstanding Equity Awards at December 31, 2015

Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Price	Option Expiration Date
Conrad Mir	600,000	400,000	0.08	10/1/18
Ian Rhodes	120,000	180,000	0.41	5/22/19

(1) Option awarded under the 2011 Employees’, Directors’ and Consultants’ Stock Option Plan.

PROPOSAL 2: TO RATIFY THE APPOINTMENT OF MAYER HOFFMAN MCCANN CPAS, THE NEW YORK PRACTICE OF MAYER HOFFMAN MCCANN, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016

REGISTRANT’S CERTIFYING ACCOUNTANT

Mayer Hoffman McCann CPAs, the New York Practice of Mayer Hoffman McCann P.C. (“MHM”) have been the independent registered public accountants for the company.

Fees Billed by Principal Accountants – The following table presents fees for professional services billed by MHM for the years ended December 31, 2015 and December 31, 2014:

	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees	$93,500	$96,500
Tax Fees	-	-
Audit Related Fees(1)	-	-
All other fees	-	-
Total	$93,500	$96,500

(1) Fees for S-1 and S-8 review.

MHM leases substantially all its personnel, who work under the control of MHM shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure.

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Audit Committee Pre-Approval of Services of Principal Accountants

The Audit Committee has the sole authority and responsibility to select, evaluate, determine the compensation of, and, where appropriate, replace the independent auditor. After determining that providing the non-audit services is compatible with maintaining the auditor’s independence, the Audit Committee pre-approves all audits and permitted non-audit services to be performed by the independent auditor, except for de minimis amounts. If it is not practical for the Audit Committee to meet to approve fees for permitted non-audit services, the Audit Committee has authorized its Chairman, currently Mr. Yarbro, to approve them and to review such pre-approvals with the Audit Committee at its next meeting.

Ratification of Selection of Independent Public Accountants

The persons named in the enclosed proxy will vote to ratify the selection of MHM as independent public accountants for the year ending December 31, 2016, unless otherwise directed by the shareholders. Shareholder ratification of MHM as the Company's independent public accountants is not required by the Company's bylaw or otherwise. However, the Company is submitting selection of MHMto the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection of MHMas the Company's independent public accountants, the Audit Committee will reconsider the selection of such independent public accountants. If the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

Vote Required

The affirmative vote of a majority of the voting shares of stock present or represented by proxy at the Annual Meeting is necessary for the ratification of MHMas independent public accountants for the fiscal year ended December 31, 2016.

Recommendation

The Board of Directors recommends that shareholders vote FOR the ratification of MHMas independent public accountants for the fiscal year ended December 31, 2016.

PROPOSAL 3: TO AMEND THE CERTIFICATE OF INCORPORATION TO AUTHORIZE A NEW SERIES OF CONVERTIBLE PREFERRED STOCK

The Board has proposed an amendment to the certificate of incorporation to authorize a new series of preferred stock, designated Series D Convertible Preferred Stock (the “New Series”). The “Certificate of the Designations, Preferences and Relative Participating Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series D Convertible Preferred Stock of Calmare Therapeutics Incorporated” is attached to this Proxy Statement as EXHIBIT A.

In summary, this proposal authorizes a new series of preferred stock, designated Series D Convertible Preferred Stock, at a par value of $25.00 per share. Each holder of the New Series shall be entitled to receive, when, as and if declared by the Board, a semi-annual dividend of $0.75 per whole share. Holders of the New Series shall not have any voting rights. Each share of the New Series shall be convertible at any time into the Common Stock of the Company at the ratio of one hundred twenty-five (125) shares of Common Stock to one (1) share of the New Series.

The Board believes it is in the best interest of the Company for the stockholders to authorize the New Series in order to give the Company greater flexibility in considering and planning for future potential business needs. Having the New Series available is important to our continued efforts to execute our plan, including raising capital to support our business and converting some of our outstanding debt into equity. If the authorization of this New Series is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet the objectives.

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As of October 7, 2016, we had (i) 28,787,831 outstanding shares (ii) 2,593,500 shares potentially issuable for common stock options, (iii) 10,801,512 shares potentially issuable for common stock warrants, (iv) 2,902,477 shares potentially issuable for conversion of Series C convertible preferred stock and (v) 18,500,915 shares potentially issuable for conversion of convertible debt.

Other than those listed above, we currently have no plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of our common stock subsequent to the proposed authorization of the New Series.

If this proposal is approved, the additional authorized shares may be issued at the discretion of the Board without further stockholder action. The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, the conversion of shares of the New Series into common stock would reduce each stockholder’s proportionate interest in the Company. The holders of any of the additional shares of common stock issued in the future would have the same rights and privileges as the holders of the shares of common stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

If the Certificate of Incorporation amendment is approved, as soon as practicable after the 2016 Annual Meeting, we will file an amendment to the Certificate of Incorporation with the office of the Secretary of State of Delaware to reflect new series of convertible preferred stock. Upon approval and following such filing with the Secretary of State of Delaware, the Certificate of Incorporation amendment will become effective on the date it is filed.

Vote Required to Approve the Increase in Authorized Common Shares

The affirmative vote of the holders of a majority of the voting shares of stock outstanding and entitled to vote at the Annual Meeting is required to adopt and approve the amendment to the Company’s Certificate of Incorporation to authorize the issuance of the Series D Convertible Preferred Stock.

Recommendation

The Board of Directors unanimously recommends that you vote “FOR” Item 3, The Proposal to amend the Certificate of Incorporation to authorize a new series of convertible preferred stock.

PROPOSAL 4: TO APPROVE THE ADOPTION OF THE 2016 STOCK OPTION PLAN

The Board has proposed a new stock option plan, designated the 2016 Stock Option Plan. The “2016 Stock Option Plan” is attached to this Proxy Statement as EXHIBIT B.

In summary, this proposal authorizes a new stock option plan for directors, employees and consultants. The 2011 Directors’, Employees’, and Consultants’ Stock Option Plan expired on December 31, 2015. The 2016 Stock Option Plan authorizes the Board to issue options to purchase up to Two Million, Five Hundred Thousand (2,500,000) shares of the Company’s common stock. The terms of the 2016 Stock Option Plan are the same as the terms of the 2011 Directors’, Employees’, and Consultants’ Stock Option Plan.

The Board believes it is in the best interest of the Company for the stockholders to approve the 2016 Stock Option Plan in order to enable the Company to attract, retain and motivate its employees, directors and qualified consultants by providing for or increasing the proprietary interests of such employees, directors and consultants in the Company through increased stock ownership.

Vote Required to Approve the Adoption of the 2016 Stock Option Plan

The affirmative vote of the holders of a majority of the voting shares of stock outstanding and entitled to vote at the Annual Meeting is required to adopt and approve the 2016 Stock Option Plan.

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Recommendation

The Board of Directors unanimously recommends that you vote “FOR” Item 4, The Proposal to approve the 2016 Stock Option Plan.

PROPOSALS OF SHAREHOLDERS

Shareholders who wish to present proposals under SEC Rule 14a-8 to be included in our Proxy Statement and form of proxy in connection with the November 2017 Annual Meeting of Shareholders must submit those proposals so that we receive them no later than 120 days before the proxy availability date of our Proxy Statement in connection with that meeting. If we meet this year's proxy availability date of October 21, 2016, we must receive such proposals for next year's Annual Meeting no later than June 21, 2017.

Shareholders who wish to present matters outside the processes of SEC Rule 14a-8 to be included in our Proxy Statement and form of proxy in connection with the November 2017 Annual Meeting of Shareholders must submit notice of those matters so that we receive them no later than 45 days before the proxy availability date of our Proxy Statement in connection that meeting. If we meet this year's expected availability date of October 21, 2016, we must receive notice of such matters for next year's Annual Meeting no later than August 28, 2017. Notice received after August 28, 2017 will be untimely and subject to the discretionary authority described in the last sentence of this Proxy Statement.

OTHER MATTERS

We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, and any additional information furnished to shareholders. Arrangements will be made to furnish solicitation materials to brokerage houses, custodians, nominees and other fiduciaries, holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We will reimburse these third-parties for reasonable out-of-pocket expenses. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic transmission or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. We have retained Broadridge, located at 51 Mercedes Way, Edgewood, NY 11717, for an estimated fee of $32,000, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies.

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and any other reports filed with or furnished to the SEC also are available on or through our website at www.calmaretherapeutics.com as soon as reasonably practicable after they are filed with or furnished to the SEC.

Upon written request, we will provide without charge (except for exhibits) to any shareholder of record or beneficial owner of our securities, a copy of our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2015, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to our reasonable expenses in furnishing such exhibits. Written requests should be addressed to: Secretary, Calmare Therapeutics Incorporated, 1375 Kings Highway, Suite 400, Fairfield, Connecticut, 06824.

Some brokers and other nominee record holders may be participating in the practice of “householding” corporate communications to shareholders, such as proxy statements and annual reports. This means that only one copy of this Proxy Statement, including the Notice of Internet Availability of Proxy Materials, may have been sent to multiple shareholders in your household. We promptly will deliver a separate copy of this Proxy Statement to you if you call or write us at the following address or phone number: Secretary, Calmare Therapeutics Incorporated, 1375 Kings Highway, Suite 400, Fairfield, Connecticut, 06824-5380, telephone: (203) 368-6044. If in the future you want to receive separate copies of our corporate communications to shareholders, such as the Notice of Internet Availability of Proxy Materials, proxy statements and annual reports, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker or other nominee record holders, or you may contact us at the above address and phone number.

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The Board of Directors is not aware of any matter that is to be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies’ discretionary authority to vote the same in respect of any such other matters in accordance with their best judgment in the interest of CTI.

By Order of the Board of Directors,

Conrad Mir
President and Chief Executive Officer

Dated: October 21, 2016

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EXHIBIT A

CERTIFICATE OF THE DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SERIES D CONVERTIBLE PREFERRED STOCK OF CALMARE THERAPEUTICS INCORPORATED

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, CALMARE THERAPEUTICS INCORPORATED, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That, pursuant to the authority conferred upon the Board of Directors (the "Board") of CALMARE THERAPEUTICS INCORPORATED (the "Company") on August 8, 2016, adopted a resolution designating a new series of preferred stock as Series D Convertible Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series D Convertible Preferred Stock" and the number of shares constituting such series shall be Five Hundred Thousand (500,000), par value $25.00 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series D Convertible Preferred Stock to a number less than the number of shares then outstanding.

Section 2. Dividends and Distributions; Security.

(a) Subject to the superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Company ranking superior to the shares of Series D Convertible Preferred Stock with respect to dividends, the holders of shares of Series D Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of the assets of the Company legally available therefor, (1) Semi-annual dividends payable in cash on the last day of June and the last day of December in each year, or such other dates as the Board shall approve (each such date being referred to herein as a "Semi-Annual Dividend Payment Date"), commencing on the first Semi-Annual Dividend Payment Date after the first issuance of a share or a fraction of a share of Series D Convertible Preferred Stock, in the amount of $0.75 per whole share (rounded to the nearest cent). In addition, if the Company shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Company shall simultaneously pay or make on each outstanding whole share of Series D Convertible Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used herein, the "Formula Number" shall be 25; provided, however, that, if at any time after August 8, 2016, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after August 8, 2016, the Company shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

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(b) The Company shall declare a cash dividend on the Series D Convertible Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a cash dividend on the Common Stock; provided, however, that, in the event no cash dividend shall have been declared on the Common Stock during the period between any Semi-Annual Dividend Payment Date and the next subsequent Semi-Annual Dividend Payment Date or, with respect to the first Semi-Annual Dividend Payment Date, during the period between the first issuance of any share or fraction of a share of Series D Convertible Preferred Stock, a dividend of $0.75 per whole share on the Series D Convertible Preferred Stock shall nevertheless accrue on such subsequent Semi-Annual Dividend Payment Date or the first Semi-Annual Dividend Payment Date, as the case may be. The Board may fix a record date for the determination of holders of shares of Series D Convertible Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(d) So long as any shares of Series D Convertible Preferred stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series D Convertible Preferred Stock shall have been declared and set aside.

(e) The holders of shares of Series D Convertible Preferred Stock shall not be entitled to receive any dividends or other distributions except as herein provided.

Section 3. Voting Rights.

The holders of shares of Series D Convertible Preferred Stock shall not have any voting rights.

Section 4. Conversion. Each share of Series D Convertible Preferred Stock shall be convertible at any time by the holder thereof into shares of Common Stock of the Company at a conversion price (the "Conversion Price") for each share of Common Stock at a ratio of one (1) share of Series D Convertible Preferred Stock to one hundred twenty-five (125) shares of Common Stock based on a $0.20 per common share basis, subject to adjustment for stock splits, stock dividends, recapitalizations, etc.

Section 5. Reacquired Shares. Any shares of Series D Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

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Section 6. Liquidation, Dissolution on Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, the shares of Series D Convertible Preferred Stock shall be treated as an equivalent to the shares of Common Stock into which they are then convertible.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Convertible Preferred Stock shall be adjusted by assuring that the percentage of the Company reflected by the common stock into which the total shares of Series D Convertible Preferred Stock may be converted immediately prior to such event shall remain the same percentage of the company immediately subsequent to such event.

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EXHIBIT B

2016 STOCK OPTION PLAN

Adoption of this 2016 Employees', Directors' and Consultants' Stock Option Plan (the “Plan”) by the Board of Directors authorizes Calmare Therapeutics Incorporated to issue options to purchase up to TWO MILLION, FIVE HUNDRED THOUSAND (2,500,000) shares of common stock. Terms are to be determined pursuant to option agreements extended to its Employees, Directors, and Consultants subject to the following terms.

I.	Purpose of the Plan.

The purpose of the Plan is to enable the Company to attract, retain and motivate its employees, directors and qualified consultants by providing for or increasing the proprietary interests of such employees, directors and consultants in the Company through increased stock ownership. The Plan provides for options which either

(a)	qualify as incentive stock options (“Incentive Options”) within the meaning of that term in Section 422 of the Internal Revenue Code of 1986, as amended, or

(b)	do not so qualify under Section 422 of the Code (“Non-statutory Options”) (collectively the “Options”). Any Option granted under this Plan will be clearly identified at the time of grant as to whether it is intended to be either an Incentive Option or a Non-statutory Option.

II.	Definitions.

The following terms, when appearing in the text of this Plan in capitalized form, will have the meanings set out below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as heretofore or hereafter amended.

(c)	“Committee” means the Compensation Committee which is appointed by the Board pursuant to Section 3 below and which has responsibility to administer the Plan.

(d)	“Company” means Calmare Therapeutics Incorporated or any parent or “subsidiary corporation,” as that term is defined by Section 424(f) of the Code, thereof, unless the context requires it to be limited to Calmare Therapeutics Incorporated.

(e)	“Consultants” means the class of persons consisting of individuals engaged by the Company by contract or otherwise to provide services to the Company as the Committee shall so determine.

(f)	“Directors” means the class of persons consisting of individuals elected to and actively serving on the Company's Board of Directors.

(g)	“Disabled Grantee” means a Grantee who is disabled within the meaning of Section 422 (c)(6) of the Code.

(h)	“Employees” means the class of employees consisting of individuals regularly employed by the Company on a full-time salaried basis who are identified as key employees, or other such employees as the Committee shall so determine.

(i)	“Executive Officer” means those individuals who, on the last day of the taxable year at issue: (i) served as the Company’s chief executive officer (“CEO”), regardless of compensation level and (ii) the four most highly compensated executive officers (other than the CEO) all as determined pursuant to Treasury Regulation 1.162-27 (c)(2).

(j)	“Fair Market Value” means, with respect to the common stock of the Company, the price at which the stock would change hands between an informed, able and willing buyer and seller, neither of which is under a compulsion to enter into the transaction. Fair Market Value will be determined in good faith by the Committee in accordance with a valuation method which is consistent with the guidelines set forth in Treasury Regulation 1.421-7 (e)(2) or any applicable regulations issued pursuant to Section 422(a) of the Code. Fair Market Value will be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

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(k)	“Grantee” means an eligible Employee, Director or Consultant under this Plan who has been granted an Option.

(l)	“Incentive Option” means an Option that qualifies for the benefit described in Section 421 of the Code, by virtue of compliance with the provisions of Section 422 of the Code.

(m)	“Nonstatutory Option” means an Option that is not an Incentive Option.

(n)	“Option” means a privilege granted to the Grantee by the Company that gives the Grantee the right, but not the obligation, to buy Stock at an agreed-upon price within a certain period of time.

(o)	“Option Agreement” means the agreement entered into between the Company and an individual Grantee and specifying the terms and conditions of the Option granted to the Grantee, which terms and conditions will recite or incorporate by reference: (i) the provisions of this Plan which are not subject to variation; and (ii) the variable terms and conditions of each Option granted hereunder which will apply to that Grantee.

(p)	“Optionee” means a Grantee, and, under the appropriate circumstances, his guardian, representative, heir, distributee, legatee or successor in interest, including any transferee.

(q)	“Stock” means the Company's common stock.

III.	Administration of the Plan.

(a)	Committee Membership. The Committee shall be not less than two members and to the extent possible shall be comprised solely of Non-employee Directors, as defined by Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 (“1934 Act”), or any successor definition adopted by the Securities and Exchange Commission, and who shall each also qualify as an Outside Director for purposes of Section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board. The Board at its discretion may from time to time appoint members to the Committee in substitution of members previously appointed, may remove members of the Committee and may fill vacancies, however caused, in the Committee.

(b) Committee Procedures. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. A quorum of the Committee shall consist of a majority of its members, and the Committee may act by vote of a majority of its members present at a meeting at which there is a quorum, or without a meeting by written consent signed by all members of the Committee. If any powers of the Committee hereunder are limited or denied by the Board or under applicable law, the same powers may be exercised by the Board.

(c)	Committee Powers and Responsibilities. The Committee will interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable, except as otherwise expressly reserved for the Board. Subject to the limitations imposed by the Board or under applicable law and the terms of the Plan, the Committee may periodically determine which Employees, Directors, and/or Consultants should receive Options under the Plan, whether the options shall be Incentive Options or Non-statutory Options, the number of shares covered by such Options, the per share purchase price for such shares, and the terms thereof, including but not limited to transferability of such Options, and shall have full power to grant such Options. In making its determinations, the Committee .shall consider, among other relevant factors, the importance of the duties of the Grantee to the Company, his or her experience with the Company, and his or her future value to the Company. All decisions, interpretations and other actions of the Committee shall be final and binding on all Grantees, Optionees and all persons deriving their rights from a Grantee or Optionee. No member of the Board or the Committee shall be liable for any action taken or failed to be taken in good faith or for any determination made pursuant to the Plan.

IV.	Stock Subject to Plan.

This Plan authorizes the Committee to grant Options to Employees, Directors and/or Consultants up to the aggregate amount of Two Million, Five Hundred Thousand (2,500,000) shares of Stock, subject to eligibility and any limitations specified herein. Adjustment in the shares subject to the Plan shall be made as provided in Section VIII. Any shares covered by an Option which, for any reason, expires, terminates or is canceled may be re-optioned under the Plan. The Board has the authority to amend the Plan to add additional shares to the amount of shares that may be granted under the Plan.

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V.	Eligibility.

(a)	General Rule. All Employees, Directors and Consultants defined in Section 2(e) and 2(g) shall be eligible.

(b)	Ten Percent (10%) Stockholders. An Employee, Director or Consultant who owns more than Ten Percent (10%) of the total combined voting power of all classes of outstanding Stock shall not be eligible for designation as a Grantee of an Incentive Option unless:

1.	the exercise price for each share of Stock subject to such Incentive Option is at least One Hundred Ten Percent (110%) of the Fair Market Value of a share of Stock on the date of grant, and

2.	such Incentive Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant.

(c)	Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee, Director or Consultant shall be deemed to possess the Stock owned, directly or indirectly, by or for his brothers, sisters (whether by whole or half-blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d)	Outstanding Stock. For purposes of Subsection (b) above, “Outstanding Stock” shall include all Stock actually issued and outstanding immediately after the grant. Outstanding Stock shall not include shares authorized for issuance under outstanding options held by the Employee, Director or Consultant, or by any other person.

(e)	Individual Limits of Executive Officers. Subject to the provisions of Section 9 hereof, the number of option shares granted in a fiscal year to any Executive Officer shall not exceed One Million (1,000,000) shares for the first fiscal year during which such person becomes an Executive Officer and shall not exceed Five Hundred Thousand (500,000) shares for any subsequent fiscal year during which such person serves as an Executive Officer.

(f)	Individual Incentive Option Limitation. The aggregate Fair Market Value of the stock for which Incentive Options granted to any one eligible Employee, Director, or Consultant under this Plan and under all incentive stock option plans of the Company, its parent(s) and subsidiaries, may by their terms first become exercisable during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) (the “Restriction”), determining Fair Market Value of the stock subject to any Option as of the time that Option is granted. If the date on which one or more Incentive Options could be first exercised would be accelerated pursuant to any other provision of the Plan or any Stock Option Agreement referred to in Section VI(a) below, or an amendment thereto, and the acceleration of such exercise date would result in a violation of the Restriction set forth in the preceding sentence, then notwithstanding any such other provision the exercise date of such Incentive Options shall be accelerated only to the extent, if any, that is permitted under Section 422 of the Code and the exercise date of the Incentive Options with the lowest option prices shall be accelerated first. Any exercise date which cannot be accelerated without violating the Restriction of this section shall nevertheless be accelerated, and the portion of the Option becoming exercisable thereby shall be treated as a Non-statutory Option.

VI.	Terms and Conditions of All Options under the Plan.

(a)	Option Agreement. All Options granted under the Plan shall be evidenced by a written Option Agreement and shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in an Option Agreement.

(b)	Number of Shares. Each Option Agreement shall specify the number of shares of the Stock each such Employee, Director or Consultant will be entitled to purchase pursuant to the Option and shall provide for the adjustment of such number in accordance with Section VIII. Each Option Agreement shall state the minimum number of shares which must be exercised at any time, if any.

(c)	Nature of Option. Each Option Agreement shall specify the intended nature of the Option as an Incentive Option, a Non-statutory Option or partly of each type.

(d)	Exercise Price. Each Option Agreement shall specify the exercise price. The exercise price of either the Incentive Option or the Non-statutory Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant. Subject to the foregoing, the exercise price under any Option shall be determined by the Committee in its sole discretion. The exercise price shall be payable in the form described in Section VII.

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(e)	Term of Option. The Option Agreement shall specify the term of the Option. The term of any Option granted under this Plan is subject to expiration, termination, and cancellation as set forth within this Plan.

(f)	Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. Such Option shall not be exercisable after the expiration of such term which shall be fixed by the Committee, but in any event not later than ten years from the date such Option is granted. Subject to the provisions of the Plan, the Committee may grant Options which are vested, or which become vested upon the happening of an event or events as specified by the Committee.

(g)	Withholding Taxes. Upon exercise of any Non-statutory Option (or any Incentive Option which is treated as a Non-statutory Option because it fails to meet the requirements set forth in the Code for Incentive Options), the Optionee must tender full payment to the Company for any federal income tax withholding required under the Code in connection with such exercise (“Withholding Tax”). If the Optionee fails to tender to the Company the Withholding Tax, the Committee, at its discretion, shall withhold from the Optionee any and all shares subject to such Option, and accordingly, subject to Withholding Tax until such time as either of the following events has occurred:

1.	if the Optionee is not an Employee, then the Optionee tenders a cash payment to the Company to pay the Withholding Tax; or

2.	if the Optionee is an Employee, the Company withholds an amount sufficient to pay the Withholding Tax from the Optionee's wages.

(h)	Termination and Acceleration of Options. Upon termination of a Grantee, the treatment of outstanding Options is subject to the following:

1.	Termination without cause:

(i) Non-Disabled Grantee. If the employment of a Grantee who is not a Disabled Grantee is terminated without cause, or such Grantee voluntarily quits or retires under any retirement plan of the Company, any then outstanding and exercisable stock option held by such a Grantee shall be exercisable, in accordance with the provisions of the Option Agreement, by such Grantee at any time prior to the expiration date of such Option or within three months after the date of termination of employment or service, whichever is the shorter period.

(ii) Disabled Grantee. If the employment of a Grantee who is a Disabled Grantee is terminated without cause, any then outstanding and exercisable Option held by such a Grantee shall be exercisable, in accordance with the provisions of the Option Agreement, by such a Grantee at any time prior to the expiration date of such Option or within one year after the date of such termination of employment or service, whichever is the shorter period. Whether a Grantee is a Disabled Grantee shall be determined in each case, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

2.	Termination for cause:

If the Company terminates the employment of a Grantee for cause, all outstanding stock options held by the Grantee at the time of such termination shall automatically terminate unless the Committee notifies the Grantee that his or her options will not terminate. A termination “for cause” shall be defined under each written Option Agreement. The Company assumes no responsibility and is under no obligation to notify a Permitted Transferee (as hereafter defined in section XII) of early termination of an Option on account of a Grantee's termination of employment. Whether termination of employment or other service is a termination “for cause” shall be determined in each case, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

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3.	Death of Grantee.

Following the death of a Grantee during employment, any Options outstanding and exercisable held by such Grantee at the time of death shall be exercisable, in accordance with the provisions of the Option Agreement, by the person or persons entitled to do so under the Will of the Grantee, or, if the Grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Grantee at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period.

4.	Option Granting.

The Committee may grant Options, or amend Options previously granted, so that such Options continue to be exercisable up to ten years after the date of grant irrespective of the termination of the Grantee's employment with the Company.

5.	Option Vesting.

The Committee may grant Options, or amend Options previously granted, so that such Options vest upon grant or become vested upon the happening of an event or events specified by the Committee, although the exercise of such vested Options in the case of Incentive Options more than three (3) months after termination of employment may convert such Options to Non-statutory Options with respect to the income tax consequences of such exercise.

VII.	Payment for Shares.

(a)	Cash. Payment in cash in full for shares purchased under an Option shall be made in cash (including check, bank draft or money order) or pursuant to a “cashless” exercise provision, if any is available under the Option Agreement, at the time the Option is exercised.

(b)	Stock. In lieu of cash an Optionee may, with the consent of the Committee, make payment for Stock purchased under an Option, in whole or in part, by tendering to the Company in good form for transfer, shares of Stock valued at Fair Market Value on the date the Option is exercised. Such shares will have been owned by the Optionee or the Optionee's representative for the time specified by the Committee but in no case shall the Optionee or his representative have held a beneficial interest in such tendered shares for a period less than six months prior to the exercise of the Option. Cash proceeds from the sale of Stock pursuant to Options granted under the Plan constitute general funds of the Company.

VIII.	Adjustments.

Changes or adjustments in the Option price, number of shares subject to an Option or other specifics as the Committee should decide will be considered or made pursuant to the following rules:

(a)	Upon Changes in Stock. If the outstanding Stock is increased or decreased, or is changed into or exchanged for a different number or kinds of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made in the exercise price and/ or the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. The Committee will make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. No adjustment provided for in this Section VIII will require the Company to issue or sell a fraction of a share or other security. Nothing in this Section will be construed to require the Company to make any specific or formula adjustment.

(b)	Prohibited Adjustment. If any such adjustment provided for in this Section VIII requires the approval of stockholders in order to enable the Company to grant or amend Options, then no such adjustment will be made without the required stockholder approval. Notwithstanding the foregoing, if the effect of any such adjustment would be to cause an Incentive Option to fail to continue to qualify under Section 422 of the Code or to cause a modification, extension or renewal of such stock option within the meaning described in Section 424 of the :ode, the Committee may elect that such adjustment not be made but rather shall cause reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Option.

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(c)	Further Limitations. Nothing in this Section will entitle the Optionee to adjustment of his Option in the following circumstances:

(i)	The issuance or sale of additional shares of the Stock, through public offering or otherwise;

(ii)	The issuance or authorization of an additional class of capital stock of the Company;

(iii)	The conversion of convertible preferred stock or debt of the Company into stock;

(iv)	The payment of dividends except as provided in Section VIII (a).

The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or part of its business assets.

IX.	Legal Requirements.

(a)	Compliance with All Laws. The Company will not be required to issue or deliver any certificates for shares of Stock prior to the listing of any such Stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the Stock may then be listed and the compliance with any registration requirements or qualification of such shares under any federal securities laws, including without limitation the Securities Act of 1933, as amended (the “1933 Act”), the rules and regulations promulgated thereunder, or state securities laws and regulations, the regulations of any stock exchange or interdealer quotation system on which the Company's securities may then be listed, and/or obtaining any ruling or waiver from any government body which the Company may, in its sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company, is otherwise required.

(b)	Compliance with Specific Code Provisions. It is the intent of the Company that the Plan and its administration conform strictly to the requirements of Section 422 of the Code with respect to Incentive Options. Therefore, notwithstanding any other provision of this Plan, nothing herein will contravene any requirement set forth in Section 422 of the Code with respect to Incentive Options and if inconsistent provisions are otherwise found herein, they will be deemed void and unenforceable or automatically amended to conform, as the case may be.

(c)	Plan Subject to Delaware Law. All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the state of Delaware except to the extent that Delaware laws are preempted by any federal law.

X.	Rights as a Stockholder.

An Optionee shall have no rights as a stockholder with respect to any Stock covered by his or her Option until the date of issuance of the stock certificate to him or her after receipt of the consideration in full set forth in the Option Agreement. Except as provided in Section VIII hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for distributions for which the record date is prior to the date on which the Option is exercised.

XI.	Restrictions on Shares.

Prior to the issuance or delivery of any shares of the Stock under the Plan, the person exercising the Option may be required to:

(a)	represent and warrant that the shares of the Stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

(b)	represent and warrant that such person will not, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any such share unless the sale, transfer, assignment, pledge, hypothecation or other disposition of the shares is pursuant to the provisions of this Plan and effective registrations under the 1933 Act and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations; and

(c)	execute such further documents as may reasonably be required by the Committee upon exercise of the Option or any part thereof, including but not limited to any stock restriction agreement that the Committee may choose to require.

Nothing in this Plan shall assure any Optionee that shares issuable under this Option are registered on a Form S-8 under the 1933 Act or on any other Form. The certificate or certificates representing the shares of the Stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any Stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the 1933 Act, applicable state securities laws, or any other applicable rule or regulation then in effect. The Company shall have no liability for failure to issue shares upon any exercise of Options because of a delay pending the meeting of any such requirements.

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XII.	Transferability.

The Committee shall retain the authority and discretion to permit a Non-statutory Option, but in no case an Incentive Option, to be transferable as long as such transfers are made only to one or more of the following: family members, limited to children of Grantee, spouse of Grantee, or grandchildren of Grantee, or trusts for the benefit of Grantee and/or such family members (“Permitted Transferee”), provided that such transfer is a bona fide gift and accordingly, the Grantee receives no consideration for the transfer, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. Options are also subject to transfer by will or the laws of descent and distribution. Options granted pursuant to this Plan shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise. A Permitted Transferee may not subsequently transfer an Option. The designation of a beneficiary shall not constitute a transfer.

XIII.	No Right to Continued Employment.

This Plan and any Option granted under this Plan will not confer upon any Optionee any right with respect to continued employment or engagement by the Company nor shall they alter, modify, limit or interfere with any right or privilege of the Company under any employment agreement heretofore or hereafter executed with any Optionee, including the right to terminate any Optionee's employment or engagement at any time for or without cause, to change his or her level of compensation or to change his or her responsibilities or position.

XIV.	Corporate Reorganizations.

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than Eighty Percent (80%) of the voting power of the stock of the Company then outstanding by another corporation or person, the Plan will terminate and all Options will lapse. The result described above will not occur if provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options of Options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided. If the Plan and unexercised Options shall terminate pursuant to the foregoing, all persons holding any unexercised portions of Options then outstanding shall have the right at such time prior to the consummation of the transaction causing the termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would but for this Section XIV not yet be exercisable.

XV.	Modification, Extension and Renewal.

(a)	Options. Subject to the conditions of and within the limitations prescribed in the Plan herein, the Committee may modify, extend, cancel or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan.

(b)	Plan. The Board may at any time and from time to time interpret, amend or discontinue the Plan.

XVI.	Plan Date and Duration.

The Plan shall take effect on the date it is adopted by the Board. This Plan shall expire Ten (10) years from the date it is approved by the Board.

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